Exhibit 99.1

Second Quarter 2012 Earnings Conference Call

PALM BEACH GARDENS, FL (August 14, 2012) – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call in September 2012 to review its results for the second quarter of 2012. The Company intends to issue a notice with the details on the conference call, including a specific date and time, prior to the call.

About Aurora Diagnostics

Aurora Diagnostics is a specialized laboratory company focused on anatomic pathology with 22 locations in the United States. Employing over 100 licensed physicians, Aurora Diagnostics provides high quality diagnostics and testing information for the patients of its primary referral sources, dermatologists, OB/GYN professionals, gastroenterologist, urologists, general surgeons, and oncologists.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact Gregory A. Marsh, Executive Vice President and Chief Financial Officer, at gmarsh@auroradx.com.